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                                                                      Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-54854, 33-75102 and 33-89004) pertaining to the 1991 Stock
Option Plan, the Registration Statement (Form S-8 No. 33-54856) pertaining to the 1991 Nonemployee Directors Stock Option Plan, the Registration Statements (Form S-8 Nos. 33-9466, 33-11244, 33-30345, 33-34598, 33-34599, 33-34600,
33-40614 and 333-69109), pertaining to the Amended and Restated 1982 Stock Option Plan and the 1986 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-69109) pertaining to the 1991 Nonemployee Directors Stock Option Plan and the 1991 Stock Option Plan and Nonqualified Stock Option Agreements, and the Registration Statements (Form S-3 Nos. 33-78718, 333-69107, 333-40678, 333-16879, 333-29823 and 333-57770), of our report dated July 27,
2001, with respect to the consolidated financial statements of IntelliCorp, Inc. included in this Annual Report (Form 10-KSB) for the year ended June 30, 2001.

/s/ ERNST & YOUNG LLP

Palo Alto, California
September 27, 2001



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